UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 10, 2013

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 10, 2013, upon recommendation of the Governance Committee of the Board of Directors of Qumu Corporation (the “Company”), the Board of Directors elected Daniel R. Fishback as a director to serve a term ending at the Company’s 2014 Annual Meeting of Shareholders. The Board of Directors also appointed Mr. Fishback to the Compensation Committee and Audit Committee effective December 10, 2013. Mr. Fishback is an “independent director” under the Nasdaq Listing Rules and also qualifies as an “audit committee financial expert.”

In connection with his election, the Compensation Committee recommended and the Board of Directors approved an award to Mr. Fishback of 7,500 shares of restricted stock under the Company’s Second Amended and Restated 2007 Stock Incentive Plan, with the restricted stock award to be granted on the first day trades would be permitted under the Company’s Policy Regarding Buying and Selling Securities – Insider Trading. The restrictions on the restricted stock will lapse on the one year anniversary of Mr. Fischback’s election to the Board. Mr. Fishback will receive the same cash retainer amounts as other directors for Board and committee service.

The Company also announced the election of Mr. Fishback through the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued by Qumu Corporation on December 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  December 11, 2013